AMENDMENT NO. 1 to SPONSOR SUPPORT AGREEMENT This Amendment No. 1 to the Sponsor Support Agreement (this “Amendment”), is entered into as of December 20, 2023, by and among Abacus Life, Inc., a Delaware corporation formerly known as East Resources Acquisition Company (“Abacus Life”), Longevity Market Assets, LLC (“LMA”), Abacus Settlements, LLC (“Abacus Settlements”), and East Sponsor, LLC (“East”, and together with Abacus Life, LMA and Abacus Settlements, the “Parties”). WHEREAS, each of the Parties entered into that certain Sponsor Support Agreement, dated August 30, 2022 (the “Agreement”); WHEREAS, the Parties desire to amend the Agreement in certain respects to reflect the original intent of the parties thereto and to correct a scrivener’s error; NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree that the Agreement, effective as of August 30, 2022, is hereby amended as follows: 1. Section 8(a) of the Agreement is hereby deleted in its entirety and replaced with the following: “ERES Sponsor agrees that it shall not Transfer (i) any Phase I Lock-up Shares until the date that is 12 months after the Closing Date and (ii) any Phase II Lock-up Shares until the date that is 24 months after the Closing Date. For purposes of this Sponsor Support Agreement, (x) “Phase I Lock-up Shares” means, 15% of the Parent Common Stock received ERES Sponsor in connection with the Closing, and (y) “Phase II Lock-up Shares” means, with respect to each Member, 85% of the shares of Parent Common Stock received by ERES in connection with the Closing.” 2. Effect of this Amendment; Definitions. Except as specifically amended hereby, the Agreement, as modified by this Amendment, shall remain in full force and effect, and this Amendment and the Agreement shall be read, taken and construed as one and the same instrument. Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to them in, or by reference in, the Agreement. 3. Governing Law; Miscellaneous. Sections 9.2 through 9.14, Section 9.16 and Section 9.17 of the Merger Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis. 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. * * * DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written. EAST SPONSOR, LLC By: East Asset Management, LLC, The Managing Member of East Sponsor, LLC _____________________________ Name: Gary L. Hagerman, Jr. Title: Chief Financial Officer and Treasurer ABACUS LIFE, INC. (f/k/a East Resources Acquisition Company) _____________________________ Name: Jay Jackson Title: Chief Executive Officer LONGEVITY MARKET ASSETS, LLC _____________________________ Name: Jay Jackson Title: Chief Executive Officer ABACUS SETTLEMENTS, LLC _____________________________ Name: Jay Jackson Title: Chief Executive Officer 135691081v.3 DocuSign Envelope ID: 3DA134BA-1B2A-4AFA-8C3D-F12674956229